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                                                                   EXHIBIT 23.11


                        CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in this registration statement of USA Waste Services, Inc. on Form S-3 (Amendment #1) of our report dated July 13, 1996, on our audit of the combined balance sheet of The Orange Group (consisting of Orange Waste, Recycling & Materials, Inc., Orange Soil Cement, Inc., Orange Trucking, Inc. and Orange Transportation Corp.), as of December 31, 1995, and the related combined statements of operations, retained earnings, and cash flows for the year then ended, which is included in USA Waste Services, Inc.'s Current Report on Form 8-K/A dated November 15, 1996.



                                                     OSBURN, HENNING AND COMPANY



Orlando, Florida
January 10, 1997